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                                INGERSOLL-RAND COMPANY

                    SUPPLEMENTAL SAVINGS AND STOCK INVESTMENT PLAN

                                     INTRODUCTION


          Ingersoll-Rand Company (the "Company") maintains the Ingersoll-Rand Company Savings and Stock Investment Plan (the "Qualified Savings Plan") for employees employed by the Company and certain subsidiaries and affiliates of the Company (the "Employees"), under which benefits are subject to various limitations imposed by Sections 401 and 415 of the Internal Revenue Code of 1986, as amended (the "Code").

          The purpose of this Ingersoll-Rand Company Supplemental Savings and Stock Investment Plan (the "Supplemental Savings Plan") is to provide a vehicle under which Employees can be paid benefits which are supplemental to benefits payable under the Qualified Savings Plan that are limited by operation of Sections 401 and 415 of the Code (or successor provisions).

          It is intended that this Supplemental Savings Plan be treated as "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

          Unless otherwise indicated herein, capitalized terms shall have the same meanings as they have under the Qualified Savings Plan.

          This Supplemental Savings Plan shall be effective as of January 1, 1989.













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                                      SECTION 1
                                     ELIGIBILITY


          1.1 Eligibility. An Employee shall become eligible to participate under this Supplemental Savings Plan for a calendar year as of the date on which his total Company Matching Contributions for such year under the Qualified Savings Plan are less than such total Company Matching Contributions would have been if the definition of Compensation specified in the Qualified Savings Plan did not exclude compensation in excess of the limitation provided under Section 401(a)(17) of the Code; provided, however, that an Employee shall be eligible to participate for a year only if such Employee makes total Basic Before-Tax Contributions and Basic After-Tax Contributions for the year in the aggregate equal to the maximum amount permitted under the Qualified Savings Plan.


                                      SECTION 2
                            ACCOUNTS/SUPPLEMENTAL BENEFITS


          2.1 Accounts. The Company shall establish on its books an Account for each Employee who has become eligible to participate in this Supplemental Savings Plan (each an "Employee Account"). Such Employee Accounts shall be credited with Supplemental Company Contributions in accordance with Sections 2.2 and 2.3 hereof.

          2.2 Supplemental Company Contributions. An Employee shall be entitled to receive a Supplemental Company Contribution (credited as provided in Section 2.3) for any year in which the Employee's Compensation for the year exceeds the limitation provided under Section 401(a)(17) of the Code. The amount of Supplemental Company Contributions credited to the Employee Account of an Employee who is eligible to receive a benefit for a year shall equal (a) the Company Matching Contributions for such year, calculated as if the limitation described above did not apply (and assuming that the Employee has made Basic Before-Tax Contributions and Basic After-Tax Contributions under the Qualified Savings Plan in the aggregate equal to the maximum amount permitted



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               under such Plan), less (b) the Company Matching
               Contributions made with respect to the Employee under the Qualified Savings Plan.

          2.3  Common Stock Equivalents.

               (a) For purposes hereof, the following terms shall have the Meanings set forth below:

                    (i) "Common Stock" means shares of the common stock of
               the Company.

                    (ii) "Common Stock Equivalent" means the right to
               receive dividends in respect of the Common Stock and the right to receive the Fair Market Value of the Common Stock.

                    (iii) "Fair Market Value of the Common Stock" means the
               mean between the high and low sales prices of one share of Common Stock as reported on the New York Stock Exchange-Composite Tape. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the Fair Market Value of the Common Stock shall be the mean between the high and low sales prices of one share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market of the Common Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotations system or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Board of Directors of the Company.







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               (b) All Supplemental Company Contributions shall be made by crediting to the Employee Account of each Employee eligible to participate in this Supplemental Savings Plan such number of Common Stock Equivalents (and fractions thereof) as will equal (i) the amount of Supplemental Company Contributions to which such Employee is entitled pursuant to Section 2.2, divided by (ii) the Fair Market Value of the Common Stock on the date such Supplemental Company Contribution is made. Crediting of Common Stock Equivalents shall occur on the last business day of each month to the Employee Accounts of eligible Employees.

               (c) On the date of payment of each cash dividend in respect of the Common Stock, each Employee Account shall be credited with additional Common Stock Equivalents equal to (i) the cash dividends which would be payable in respect of such number of shares of Common Stock as equals the number of Common Stock Equivalents then credited to such Employee Account (prior to the crediting of such additional Common Stock Equivalents) divided by (ii) the Fair Market Value of the Common Stock on such date.

               (d) In the event of any stock dividend on the Common Stock or any split-up or combination of shares of the Common Stock, appropriate adjustment shall be made by the Committee (hereinafter defined) in the aggregate number of Common Stock Equivalents credited to each Employee Account.


                                      SECTION 3
                                       VESTING

          3.1 Vesting. Except as provided in Section 6 hereof, an Employee shall vest in his Employee Account at the same time that the Employee becomes vested in his Company Account under the Qualified Savings Plan. An Employee shall forfeit the non vested portion of his Employee Account upon his termination of employment with the Company to the extent provided in the Qualified Savings Plan.








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                                      SECTION 4
                                    DISTRIBUTIONS


          4.1 Time of Distribution. The amounts payable to an Employee hereunder shall be payable in a lump sum on the Employee's Payment Date. An Employee's Payment Date shall be the later of (a) the first business day of the calendar year following the date the Employee's employment with the Company terminates by reason of death, disability, retirement or otherwise, or (b) the first business day of the sixth calendar month following the date the Employee's employment with the Company terminates by reason of death, disability, retirement or otherwise.

               Any such payment shall be made to the Employee, or to his beneficiary under this Supplemental Savings Plan if he is not then living. The Employee's beneficiary under this Supplemental Savings Plan shall be the beneficiary under the Qualified Savings Plan unless the Employee designates another beneficiary in writing, and such written designation has been received by the Committee. An Employee may change the designated beneficiary under this Supplemental Savings Plan at any time, by providing such designation in writing to the Committee (as hereinafter defined).

          4.2 Valuation Date. For purposes hereof, the Valuation Date shall be the Valuation Date (as defined in the Qualified Savings Plan) coincident with or next following the termination of the Employee's employment with the Company by reason of death, disability, retirement or otherwise, provided, however, that the Employee may by written election provided to the Committee prior to such date of termination designate the Valuation Date to be the date which is the fifth business day preceding the Payment Date.

          4.3 Form of Benefits. Benefits payable under this Supplemental Savings Plan shall be in the form of a cash lump-sum equal to the product of (a) the number of Common Stock Equivalents credited to such Employee's Account as of the date of such Employee's termination of employment, multiplied by (b) the Fair Market Value of the Common Stock on the Valuation Date. The amount payable pursuant to this Section 4.3 shall accrue interest at the prime rate announced from time to time by Chase Manhattan Bank, N.A. until payment is made.


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          4.4  Payment of Benefits.  The benefits payable under this
               Supplemental Savings Plan shall be paid to an Employee by the Company, provided, however, that if the Company shall have made a contribution to a trust established under
               Section 5 hereof of all or a portion of the amount credited to such Employee's Account under this Supplemental Savings Plan (a) the amount paid to the Employee by the Company hereunder shall be reduced by the amount distributed to such Employee from such trust and (b) the amount distributed to such Employee from such trust shall be limited by the amount to which such Employee is entitled Pursuant to Section 4.3 hereof.


                                      SECTION 5
                                TRUST FUND/INVESTMENT


          5.1 Establishment of Trust. Except as provided in Section 6.1 hereof, the Company shall have no obligation to fund the Employee Accounts hereunder. The Company may, however, in its sole discretion, enter into a trust agreement and establish a trust fund to assist it in meeting its obligations under this Supplemental Savings Plan. The trust agreement shall provide that all amounts contributed to the trust, together with earnings thereon, shall be invested and reinvested as provided therein.

          5.2 Rights of Creditors. The assets held by the trust shall be subject to the claims of general creditors of the Company in the event of the Company's insolvency. The rights of an Employee to the assets of such trust fund shall not be superior to those of an unsecured creditor of the Company.

          5.3 Disbursement of Funds. All contributions to the trust fund shall be held and disbursed in accordance with the provisions of the related trust agreement. No portion of the trust fund may be returned to the Company other than in accordance with the terms of the related trust agreement.








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          5.4  Company Obligation.  Notwithstanding any provisions of any such trust agreement to the contrary, the Company shall remain obligated to pay benefits under this Supplemental Savings Plan. Nothing in this Supplemental Savings Plan or any such trust agreement shall relieve the Company of its liabilities to pay benefits under this Supplemental Savings Plan except to the extent that such liabilities are met by the distribution of trust assets.


                                      SECTION 6
                                  CHANGE OF CONTROL


          6.1 Contributions to Trust. In the event the Company's Board of Directors determines that a "change of control" of the Company has occurred, the Company shall be obligated to establish a trust and to contribute to the trust an amount equal to the balance credited to each Employee's Account established hereunder, such Accounts to be valued as of the last day of the calendar month immediately preceding the date the Board of Directors determines that a "change in control" has occurred.

          6.2 Amendments. Following a "change of control" of the Company, any amendment modifying or terminating this Supplemental Savings Plan shall have no force or effect.

          6.3 Definition. For purposes hereof, a "change of control" shall have the meaning designated in the Ingersoll-Rand Benefit Trust Agreement, dated as of September 1, 1988, as amended, between the Company and The Bank of New York, as trustee, established by the Company for purposes of satisfying certain obligations to executive employees of the Company.












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                                      SECTION 7
                                    MISCELLANEOUS


          7.1  Amendment and Termination.  Except as provided in Section
               6.2 hereof, this Supplemental Savings Plan may, at any time and from time to time, be amended or terminated without the consent of any Employee or beneficiary, (a) by the Board of Directors of the Company, or (b) in the case of amendments which do not materially modify the provisions hereof, the Committee, provided, however, that no such amendment or termination shall reduce any benefits accrued under the terms of this Supplemental Savings Plan prior to the date of termination or amendment.

          7.2 No Contract of Employment. The establishment of this Supplemental Savings Plan or any modification thereof shall not give any Employee or other person the right to remain in the service of the Company or any of its subsidiaries, and all Employees and other persons shall remain subject to discharge to the same extent as if the Supplemental Savings Plan had never been adopted.

          7.3 Limitation of Rights. Nothing in this Supplemental Savings Plan shall be construed to give any Employee any rights whatsoever with respect to shares of Common Stock.

          7.4 Withholding. The Company shall be entitled to withhold from any payment due under this Supplemental Savings Plan any and all taxes of any nature required by any government to be withheld from such payment.

          7.5 Loans. No loans to Employees shall be permitted under this Supplemental Savings Plan.

          7.6 Compensation and Nominating Committee. This Supplemental Savings Plan shall be administered by the Compensation and Nominating Committee (or any successor committee) of the Board of Directors of the Company (the "Committee"). The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under this Supplemental Savings Plan by an Employee or beneficiary shall be stated in writing by the Committee and delivered or mailed to the Employee or



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               beneficiary.  Such notice shall set forth the specific
               reasons for the Committee's decision. In addition, the Committee shall afford a reasonable opportunity to any Employee or beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

          7.7 Entire Agreement; Successors. This Supplemental Savings Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Company and any Employee regarding this Supplemental Savings Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Employee relating to the subject matter hereof, other than those set forth herein. This Supplemental Savings Plan and any amendment hereof shall be binding on the Company and the Employees and their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated beneficiaries of the Employee.

          7.8 Severability. If any provision of this Supplemental Savings Plan shall, to any extent, be invalid or unenforceable, the remainder of this Supplemental Savings Plan shall not be affected thereby, and each provision of this Supplemental Savings Plan shall be valid and enforceable to the fullest extent permitted by law.

          7.9 Application of Plan Provisions. All relevant provisions of the Qualified Savings Plan shall apply to the extent applicable to the obligations of the Company under this Supplemental Savings Plan. Benefits provided under this Supplemental Savings Plan are independent of, and in addition to, any payments made to Employees under any other plan, program, or agreement between the Company and Employees eligible to participate in this Supplemental Savings Plan, or any other compensation payable to any Employee by the Company or by any subsidiary or affiliate of the Company.

          7.10 Governing Law. The laws of the State of New Jersey shall govern this Supplemental Savings Plan.





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          7.11 Participant as General Creditor.  Benefits under the
               Supplemental Savings Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits at its discretion, provided, however, that no Employee eligible to participate in this Supplemental Savings Plan shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under this Supplemental Savings Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company.

          7.12 Nonassignability. To the extent permitted by law, the right of any Employee or any beneficiary in any benefit hereunder shall not be subject to attachment or other legal process for the debts of such Employee or beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.




























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